                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 ADTRAN, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement no.:

    --------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                         [LOGO OF ADTRAN APPEARS HERE]



                            NOTICE OF ANNUAL MEETING


                                      AND


                                PROXY STATEMENT

                   [LETTERHEAD OF ADTRAN, INC. APPEARS HERE]



                                 March 26, 1997



Dear Stockholder:

          You are cordially invited to attend the 1997 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, April 23, 1997, at 10:00 a.m., local time.

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on the operations of the Company during the past year and our plans for the future. Directors and officers of the Company, as well as representatives from the Company's independent accountants, Coopers & Lybrand L.L.P., will be present to respond to appropriate questions from stockholders.

          Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

                                 Sincerely,



                                 MARK C. SMITH
                                 Chairman of the Board
                                 and Chief Executive Officer

                                  ADTRAN, INC.
                             901 EXPLORER BOULEVARD
                          HUNTSVILLE, ALABAMA  35806


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1997



     NOTICE HEREBY IS GIVEN that the 1997 Annual Meeting of Stockholders of ADTRAN, Inc. (the "Company") will be held at the Company's headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, April 23, 1997, at 10:00 a.m., local time, for the purposes of considering and voting upon:

     1. A proposal to elect seven directors to serve until the 1998 Annual Meeting of Stockholders;

     2. A proposal to approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, from 60,000,000 shares to 200,000,000 shares;

     3. A proposal to approve an amendment to the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan to increase the number of shares available for issuance thereunder from 488,100 shares to 2,488,100 shares;

     4. A proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending December 31, 1997; and

     5. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 14, 1997 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                    By Order of the Board of Directors.



                                    MARK C. SMITH
                                    Chairman of the Board
                                    and Chief Executive Officer

Huntsville, Alabama
March 26, 1997


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                                  ADTRAN, INC.
                             901 EXPLORER BOULEVARD
                          HUNTSVILLE, ALABAMA  35806

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1997


     This Proxy Statement is furnished to the stockholders of ADTRAN, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, April 23, 1997, at 10:00 a.m., local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 26, 1997.


                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is March 14, 1997. On the record date, 39,197,139 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will not be counted and will have no effect on the election of directors.

     In voting with regard to the proposal to increase the authorized number of shares of Common Stock of the Company (Proposal 2), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law and is the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Company. As a result, abstentions will be considered in determining the number of votes required to obtain the necessary majority vote and will have the same legal effect as a vote against the proposal.

     In voting with regard to the proposal to increase the number of shares available for issuance under the ADTRAN, Inc. 1996 Employee Incentive Stock Option Plan (Proposal 3), and the proposal to ratify the directors' appointment of independent accountants (Proposal 4), stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The votes required to approve Proposal 3 and Proposal 4 are governed by Delaware law and are the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining the number of votes required to obtain the necessary majority vote in each case and will have the same legal effect as voting against the respective proposals.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Although "broker non-votes" will be considered in determining whether a quorum exists at the Annual Meeting, "broker non-votes" will not be considered as votes cast in determining the outcome of any proposal.

     As of March 14, 1997 (the record date for the Annual Meeting), the directors and executive officers of the Company beneficially owned or controlled approximately 20,803,764 shares of Common Stock of the Company, constituting approximately 53.1% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of each of the four proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

PROXIES

     Stockholders should specify their choices with regard to each of the four proposals on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" THE APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK, "FOR" THE APPROVAL TO AMEND THE 1996 EMPLOYEES INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to Charlene Little, Assistant Secretary of the Company, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery), by executing and delivering to Ms. Little a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, as followed by The Nasdaq

Stock Market, Inc. ("Nasdaq"), any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner's brokerage firm.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1996, (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                                            COMMON STOCK
                                                        BENEFICIALLY OWNED(1)
                                                     --------------------------
NAME AND                                                  NUMBER        PERCENT
RELATIONSHIP TO COMPANY                                 OF SHARES      OF CLASS
-----------------------                              ----------------  ---------
Mark C. Smith (2)
 Chairman of the Board, Chief Executive
 Officer and Principal Stockholder.................  12,498,800          32.2%

Lonnie S. McMillian (2)
 Senior Vice President, Secretary,
 Director and Principal Stockholder................   7,075,212(3)       18.2%

James L. North
 Director..........................................     137,000(1)          *

Irwin O. Goldstein
 Vice President-Administration.....................     100,000(1)(3)       *

Howard A. Thrailkill
 President, Chief Operating Officer
 and Director......................................      63,000(1)(3)       *

Roy J. Nichols
 Director..........................................      18,000(1)(3)       *


Danny J. Windham
 Vice President of Marketing - CPE.................      10,350             *


William L. Marks
 Director..........................................       8,000(1)          *

O. Gene Gabbard
 Director..........................................       5,000(1)          *


All directors and executive officers
 as a group (18 persons)...........................  20,869,215(1)(3)    53.6%


---------
  * Represents less than one percent of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (the "SEC") regulations and includes shares of Common Stock of the Company that may be issued upon the exercise of stock options that are exercisable within 60 days of December 31, 1996 as follows: Mr. North - 5,000 shares; Mr. Goldstein - 100,000 shares; Mr. Thrailkill -50,000 shares; Mr. Nichols - 8,000 shares; Mr. Panetta (Vice President -Manufacturing) - 8,000 shares; Mr. Marks - 8,000 shares; Mr. Gabbard - 5,000 shares; Mr. Stanton (Vice President of Marketing - Telco) - 3,000 shares and all directors and executive officers as a group - 187,000 shares. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder thereof but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other stockholder of the Company.

(2) The address of Messrs. Smith and McMillian is 901 Explorer Boulevard, Huntsville, Alabama 35806.

(3) The shares shown include: as to Mr. McMillian, 3,500,825 shares held by trusts for Mr. McMillian's children for which Mr. McMillian is the trustee and 27,256 shares owned by his wife; as to

     Mr. Jurenko (former Vice President-Sales), 134,000 shares owned by his wife (as to which beneficial ownership is disclaimed); as to Mr. Goldstein, 500 shares owned by his wife; as to Mr. Nichols, 10,000 shares held in a revocable trust for Mr. Nichols' children for which Mr. Nichols is the trustee; as to Mr. Cooper (Vice President-Finance and Chief Financial Officer), 500 shares owned by his wife and 900 shares owned by his stepfather (as to which beneficial ownership is disclaimed); as to Mr. Bruce (Vice President-Engineering), 200 shares owned jointly with his daughters; as to Mr. Fredrickson (Vice President-Telco Sales), 200 shares held in a custodial account for his daughter, for which Mr. Fredrickson serves as custodian; and as to all directors and executive officers as a group, the 3,500,825 shares held by trusts for Mr. McMillian's children and 163,556 shares owned by spouses and other immediate family members (as to which beneficial ownership of 134,900 shares is disclaimed).


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES


          The Board of Directors has set the authorized number of directors of the Company at seven and has nominated Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, O. Gene Gabbard, William L. Marks, Roy J. Nichols and James L. North for re-election as directors at the 1997 Annual Meeting. Each of the nominees is currently a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve a one year term expiring at the 1998 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. There are no family relationships among the directors or executive officers.

          Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-ELECT MARK C. SMITH, LONNIE S. MCMILLIAN, HOWARD
A. THRAILKILL, O. GENE GABBARD, WILLIAM L. MARKS, ROY J. NICHOLS AND JAMES L. NORTH AS DIRECTORS FOR A ONE YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

          Set forth below is certain information as of December 31, 1996, regarding the seven nominees for director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

     MARK C. SMITH is one of the co-founders of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since it commenced operations in January 1986. He also served as President of the Company from 1986 until November 1995. Mr. Smith is 56.

     LONNIE S. MCMILLIAN is one of the co-founders of the Company and currently serves as Senior Vice President, Secretary and a director of the Company. Mr. McMillian has served as Vice President -

Engineering of the Company since it commenced operations in January 1986 until August 1996 and as Treasurer of the Company from January 1986 to January 1997. Mr. McMillian has served as Secretary and a director of the Company since January 1986. Mr. McMillian is 68.

     HOWARD A. THRAILKILL joined the Company in 1992 as Executive Vice President and Chief Operating Officer. In November 1995, Mr. Thrailkill was elected President of the Company. From 1988 to 1991, Mr. Thrailkill served as President and Chief Executive Officer of Floating Point Systems, Inc., a superminicomputer manufacturer. Mr. Thrailkill has served as a director of the Company since October 1995. Mr. Thrailkill is 58.

     O. GENE GABBARD is a consultant and entrepreneur working with high technology start-up companies primarily in the Southeast. He is an advisor to executives of The Walt Disney Company, Nippon Electric Company and Hughes Network Systems. Mr. Gabbard also served as Chairman and Chief Executive Officer of SouthernNet and Telcom USA from 1983 to 1990. He served as the Executive Vice President and Chief Financial Officer of MCI Communications Corporation from 1990 to 1993. Mr. Gabbard has been a director of the Company since October 1995. Mr. Gabbard also serves on the Board of Directors of Dynatech Corporation, a telecommunications equipment manufacturer; InterCel, Inc., a provider of wireless communications services; and Mindspring Enterprises, Inc., a provider of Internet access services. Mr. Gabbard is 56.

     WILLIAM L. MARKS has served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, since 1990, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks has served as a director of the Company since 1993. Mr. Marks is 54.

     ROY J. NICHOLS has served as Vice Chairman of the Board and Chief Technical Officer of Nichols Research Corporation (a defense and information systems company) since 1991. Mr. Nichols has served as a director of the Company since 1994. Mr. Nichols is 58.

     JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to the Company since the incorporation of the Company in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North has served as a director of the Company since 1993. Mr. North is 60.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Stock Option Plan Committee. During the fiscal year ended December 31, 1996, the Board of Directors held five meetings, the Audit Committee held one meeting and the Stock Option Plan Committee held eight meetings; the Compensation Committee held no meetings because the Board of Directors reviewed and approved the compensation paid to the Company's executive officers and performed the duties that otherwise would have been performed by the Compensation Committee. Attendance at meetings of the Board and its committees as a whole averaged 78%. Mr. Marks attended less than 75% of the aggregate of meetings of the Board of Directors and meetings of the committees of which he is a member.

     The Audit Committee makes recommendations to the Board concerning the appointment of the Company's independent accountants; reviews with such accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of William L. Marks and Roy J. Nichols.

     The Compensation Committee is responsible for setting the compensation of the Chairman of the Board and Chief Executive Officer and reviewing his recommendation regarding the compensation of the Company's other executive officers. The Compensation Committee is composed of O. Gene Gabbard, William L. Marks, Roy J. Nichols and James L. North.

     The Stock Option Plan Committee is responsible for administering the Company's 1996 Employee's Incentive Stock Option Plan. The Stock Option Plan Committee is composed of O. Gene Gabbard, William L. Marks and Roy J. Nichols.

     The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider stockholders' nominees for election as directors at the Company's 1998 Annual Meeting of Stockholders if submitted to the Company on or before November 24, 1997. See "Stockholder Proposals for 1998 Annual Meeting" below.

DIRECTOR COMPENSATION

     Non-employee directors of the Company are paid an annual fee of $10,000, plus $1,000 for each Board or committee meeting attended in person and $500 for attendance at each Board or committee meeting conducted by telephone. Directors who are employees of the Company receive no directors' fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.


                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth, for the fiscal years ended December 31, 1996, 1995 and 1994, the total compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1996 (collectively referred to as the "named executive officers"). For information regarding the various factors considered by the Board of Directors in determining the compensation of the Chief Executive Officer and, generally, the other executive officers of the Company, see "Board of Directors' Report on Executive Compensation" below.

                      TABLE 1:  SUMMARY COMPENSATION TABLE

                                                               ANNUAL
                                                            COMPENSATION
                                                      ------------------------    ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR    SALARY (1)     BONUS      COMPENSATION(2)
-------------------------------------------  -------  ----------  ------------  ---------------

Mark C. Smith                                   1996   $216,408        $75,557        $4,750
  Chairman of the Board and                     1995    216,408            -0-         4,580
  Chief Executive Officer                       1994    202,250            -0-         4,025

Lonnie S. McMillian                             1996    215,541         74,983         3,962
  Senior Vice President and Secretary           1995    205,000            -0-         3,836
                                                1994    191,500            -0-         3,811

Howard A. Thrailkill                            1996    213,221         74,072         3,971
  President and Chief Operating Officer         1995    202,500            -0-         3,842
                                                1994    186,500            -0-         3,711

Danny J. Windham                                1996    157,829         55,472         3,418
  Vice President of Marketing-CPE               1995    103,221            -0-         2,562
                                                1994     92,022            -0-         1,839

Irwin O. Goldstein                              1996    143,986         50,020         3,560
  Vice President-Administration                 1995    136,750            -0-         3,385
                                                1994    127,750            -0-         2,542
--------------------

(1) Includes amounts deferred at the election of the executive officers pursuant to the Company's Section 401(k) retirement plan.
(2) Represents Company contributions to the executive officers' Section 401(k) retirement plan accounts.

OPTIONS

          There were no options granted to the named executive officers during the fiscal year ended December 31, 1996. The following table sets forth option exercises by the named executive officers during the fiscal year ended December 31, 1996, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of December 31, 1996 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at December 31, 1996.

            TABLE 2: AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         Number of Securities
                                                        Underlying Unexercised      Value of the Unexercised
                                                          Options at Fiscal          In-the-Money Options at
                                                             Year-End(#)               Fiscal Year-End($)
                      Shares Acquired      Value      --------------------------    --------------------------
Name                   on Exercise(#)    Realized($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----                  ----------------   -----------  -----------   -------------   -----------   -------------
Mark C. Smith                  -0-              -0-         -0-           -0-               -0-         -0-

Lonnie S. McMillian            -0-              -0-         -0-           -0-               -0-         -0-

Howard A. Thrailkill        20,000         $627,500      50,000           -0-        $2,050,000         -0-

Danny J. Windham               -0-              -0-         -0-           -0-               -0-         -0-

Irwin O. Goldstein             -0-              -0-     100,000           -0-        $3,900,000         -0-


BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

          This Report on Executive Compensation of the Board of Directors of the Company discusses the methods that were used to establish executive compensation for the fiscal year ended December 31, 1996. The report specifically reviews the methods employed in setting the compensation of the Company's Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer") and generally with respect to all executive officers.

          For 1996, the compensation of the Chief Executive Officer was established by the Board of Directors without any reference to quantitative measures of individual or Company performance but based instead solely on the Board's subjective evaluation of the performance of the Chief Executive Officer and the Company.

          The compensation paid to the Company's other executive officers for 1996 was established by the Chief Executive Officer in his discretion and was recommended by him to the Board of Directors for approval. Similar to the establishment of the Chief Executive Officer's compensation by the Board of Directors, the Chief Executive Officer based the compensation levels of the other executive officers not on any quantitative measures of individual or Company performance but upon his subjective evaluation of the performance of the individual executive officers and the Company. The Board of Directors approved the recommendation of the Chief Executive Officer with regard to the 1996 compensation of each of the other executive officers of the Company.

          In 1996, the Board of Directors established a bonus incentive compensation program (the "Bonus Program") for certain executive officers of the Company. Bonuses granted under the Bonus Program are determined by a formula based on targeted increases in per share after tax earnings of the Company from the end of a fiscal year to the end of the following fiscal year.

LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

          Pursuant to the Omnibus Budget Reconciliation Act of 1993, certain non-performance-based compensation in excess of $1,000,000 to executives of public companies is no longer deductible to these companies. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 compensation threshold. In this regard, the Compensation Committee must determine whether any actions with respect to this new limit should be taken by the Company. The Company's executive compensation for 1996 did not exceed the legal limitations. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

Compensation Committee: O. Gene Gabbard, Williams L. Marks, Roy J. Nichols and James L. North.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          James L. North, a partner in the law firm of James L. North & Associates, is a director of the Company and beneficially owns 137,000 shares of
the Common Stock of the Company.   The Company paid James L. North & Associates
approximately $89,025 for legal services rendered during 1996. All bills for services rendered by James L. North & Associates are reviewed and approved by the Company's Vice President -Finance and Chief Financial Officer. Management believes that the fees for such services are comparable to those charged by other firms for services rendered to the Company.


                            STOCK PERFORMANCE GRAPH


          The Company's Common Stock began trading on the Nasdaq National Market on August 9, 1994. The price information reflected for the Company's Common Stock in the following performance graph and accompanying table represents the closing sales prices of the Common Stock for the period from August 9, 1994 through December 31, 1996 on an annual basis. The graph and the accompanying table compare the cumulative total stockholders' return on the Company's Common Stock with the Nasdaq Telecommunications Index and the Nasdaq US Index. The calculations in the following graph and table assume that $100 was invested on August 9, 1994 in each of the Company's Common Stock, the Nasdaq Telecommunications Index and the Nasdaq US Index and also assume dividend reinvestment. The closing sale price of the Common Stock on the Nasdaq National Market was $30-5/8 per share on March 14, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG THE COMPANY, NASDAQ TELECOMMUNICATIONS INDEX
                              AND NASDAQ US INDEX



                       [Performance Graph appears here]



                                    8/9/94   12/31/94   12/31/95   12/31/96
---------------------------------------------------------------------------
ADTRAN, Inc.                         $100       $254       $603       $461

Nasdaq Telecommunications Index      $100       $ 96       $126       $129

Nasdaq US Index                      $100       $105       $148       $182


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and regulations of the Securities and Exchange Commission thereunder require the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1996, its directors, executive officers and owners of more than 10% of its Common Stock complied with all applicable filing requirements.


           PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                    TO INCREASE THE AUTHORIZED COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT


   The General Corporation Law of the State of Delaware provides that the total number of shares of each class of stock that a corporation is authorized to issue shall be set forth in its Certificate of Incorporation. Article FOURTH of the Company's Certificate of Incorporation presently authorizes the Company to issue 60,000,000 shares of Common Stock. Of the 60,000,000 shares of Common Stock authorized, 39,197,139 shares had been issued and were outstanding as of March 14, 1997 and as of such date an additional 908,531 shares were reserved for issuance in connection with the Company's 1986 and 1996 Employee Incentive Stock Option Plans and an additional 70,000 shares were reserved for issuance in connection with its 1995 Directors Stock Option Plan, respectively. Accordingly, only 19,824,330 shares of Common Stock remained unreserved and available for issuance as of March 14, 1997. In addition, Proposal 3 is a proposal to amend the 1996 Employees Incentive Stock Option Plan to increase the number of shares authorized for issuance thereunder from 488,100 shares to 2,488,100 shares.

   The Board of Directors has unanimously approved, and has unanimously recommended that the stockholders of the Company approve, the proposal to amend Article FOURTH of the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares to 200,000,000 shares. If the holders of a majority of the shares of Common Stock issued and outstanding on the record date adopt the proposed amendment, the increase in the authorized Common Stock will be reflected in the Company's Certificate of Incorporation. The full text of Article FOURTH of the Certificate of Incorporation as proposed to be amended by this proposal is as follows:

     The aggregate number of shares of stock which the corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares of common stock of the par value of One Cent ($.01) per share, all of the same class and constituting a total authorized capital of Two Million Dollars ($2,000,000.00).

PURPOSES AND EFFECT OF THE PROPOSED AMENDMENT


   The Board of Directors believes that the current level of authorized shares restricts the Company's ability to continue to issue or reserve Common Stock for general corporate purposes. The purpose of the proposed amendment is to provide sufficient authorized shares of Common Stock to enable the Company to declare stock splits and dividends and to provide the Company the ability to engage in future equity offerings, to make acquisitions and to engage in other general corporate transactions requiring the issuance of Common Stock. If the proposed amendment is adopted, there will be 159,824,330 shares of Common Stock authorized, unissued and unreserved, based on the number of shares outstanding as of March 14, 1997. No further action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares of Common Stock, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the Nasdaq National Market or any stock exchange on which the Company's securities may then be listed. At the present time, the Board has no specific plans to issue additional shares of Common Stock other than possibly in connection with future stock splits or dividends or in connection with the Company's existing 1996 Employees Incentive Stock Option Plan or any similar replacement plan. Stockholders of the Company have no preemptive rights with respect to any shares of the Company's Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60,000,000 SHARES TO 200,000,000 SHARES.


                         PROPOSAL 3 - AMENDMENT OF THE
                   1996 EMPLOYEES INCENTIVE STOCK OPTION PLAN

INTRODUCTION

   The Company's 1996 Employees Incentive Stock Option Plan (the "1996 Stock Option Plan") currently permits Incentive Stock Options and Non-Qualified Stock Options to purchase up to an aggregate of 488,100 shares of common stock of the Company, subject to adjustment in the event of a recapitalization, merger, stock split or any other change in the corporate structure or shares of stock of the Company, to be granted to key employees (including officers and directors who are also employees) of the Company. The following description of the 1996 Stock Option Plan is qualified in its entirety by reference to the applicable provisions of the 1996 Stock Option Plan and agreements related to the 1996 Stock Option Plan.

PROPOSED AMENDMENT

   The Board of Directors of the Company has approved, and recommends that the stockholders of the Company approve, an amendment to the 1996 Stock Option Plan to increase the number of shares authorized for issuance under the 1996 Stock Option Plan from 488,100 shares to 2,488,100 shares.

STOCK SUBJECT TO OPTIONS


   The stock subject to the options is the Company's authorized but unissued or reacquired Common Stock. On March 14, 1997, the closing price of the Company's Common Stock as reported by the Nasdaq National Market on that day was $30-5/8 per share. The unexercised portion of shares of Common Stock allocable to expired or terminated options granted under the Plan may again become subject to options under the Plan.

TYPES OF AWARDS

   Incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") may be granted under the 1996 Stock Option Plan (together, "Options").

ADMINISTRATION

   The 1996 Stock Option Plan is administered by the Stock Option Plan Committee (the "Committee"), consisting of two or more individuals appointed by the Board of Directors of the Company from among its members. The members of the Committee cannot participate in the 1996 Stock Option Plan and must be "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board from time to time may remove members from, or add members to, the Committee, and shall fill all vacancies on the Committee.

   The Committee has authority (i) to determine the individuals to whom Options will be granted from among those individuals who are eligible, as well as the terms of Options and the number of shares of Common Stock reserved in connection with such Options, (ii) to determine whether an Option will constitute an ISO intended to qualify under Section 422 of the Code or a NQSO not intended to qualify under Section 422 and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the 1996 Stock Option Plan.

ELIGIBILITY AND GRANTS OF OPTIONS

   Under the terms of the 1996 Stock Option Plan, all employees of the Company (and any parent or subsidiary corporations), including such employees who are also members of the Board (or of the board of directors of a parent or subsidiary corporation) are eligible for consideration for the granting of Options by the Committee. As of December 31, 1996, there were approximately 986 employees of the Company and its subsidiaries, all of whom are eligible to participate in the 1996 Stock Option Plan. The Company has no definitive plans to grant stock options to any particular employee at this time.

SHARES AVAILABLE

   The stock subject to the Options and other provisions of the 1996 Stock Option Plan is the authorized but unissued or reacquired shares of Common Stock of the Company. Subject to adjustment in accordance with the terms of the 1996 Stock Option Plan, up to 488,100 shares of Common Stock, in the aggregate, may be granted or purchased under the 1996 Stock Option Plan, and the unexercised portion of shares of Common Stock allocable to expired or terminated Options may again become subject to Options under the 1996 Stock Option Plan.

TERMS OF OPTIONS

   OPTION PRICE. The purchase price of the Common Stock underlying each Option granted under the 1996 Stock Option Plan will be the fair market value of the Common Stock on the date the option is granted, unless otherwise determined by the Committee. However, the option price for ISOs may not be less than 100% (110% for options granted to an optionee who owns more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the ISO is granted, and the option price for NQSOs may not be less than 75% of the fair market value of the Common Stock on the date the NQSO is granted.

   VESTING. Options granted under the 1996 Stock Option Plan will become exercisable (i.e., vested) as of the first anniversary of the grant date, unless otherwise provided by the Committee pursuant to a schedule established at the time the Options are granted; provided, if the optionee ceases to be an employee of the Company, the optionee's rights with regard to all non-vested Options cease immediately. In the event the Committee does not establish a vesting schedule at the time Options are granted, each such Option will become exercisable with respect to all shares of Company Common Stock subject to the Option as of the date of grant of the Option. Notwithstanding the vesting schedule established by the Committee, all non-vested Options previously granted to an optionee immediately vest upon the optionee becoming "Disabled" (as defined in the 1996 Stock Option Plan), or upon his death or upon a "Change of Control" of the Company (as defined in the 1996 Stock Option Plan). See "Change of Control" below.

   TERM AND EXERCISE OF OPTIONS. Each Option granted under the 1996 Stock Option Plan may be exercised on such dates, during such periods and for such number of shares as determined by the Committee and as specified in each option agreement. The term of any Option will be determined by the Committee in accordance with the 1996 Stock Option Plan, but the term may not exceed 10 years from the date of grant (or 5 years in the case of ISOs granted to optionees who own more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation). No Option may be granted under the 1996 Stock Option Plan after February 14, 2006. An Option granted under the 1996 Stock Option Plan may be exercised for less than the full number of shares of Common Stock subject to such Option, provided that no Option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Upon exercise of an Option, an optionee must pay for the Common Stock subject to the exercise. Payment may be made in cash, in shares of Common Stock (including the retention by the Company of optioned shares of Common Stock with a fair market value equal to the exercise price), or by a combination of the foregoing.

   TRANSFERS. The 1996 Stock Option Plan does not permit an optionee to sell, assign or otherwise transfer Options except by transfer to a "Beneficiary" at the death of the optionee, and any other purported transfer is null and void. Options are exercisable during the optionee's life only by the optionee (unless the optionee is incapacitated and unable to exercise options). Upon the death of the optionee, Options will be exercisable by the optionee's "Beneficiary."

   TERMINATION OF EMPLOYMENT. Vested Options must be exercised within the earlier of: (i) three months after an employee optionee ceases to be in the employ of the Company or any parent or subsidiary for any reason other than death or disability (unless the employee dies within this three month period) or for "cause" (as defined in the 1996 Stock Option Plan); (ii) the expiration date of the option; (iii) immediately upon the removal of the employee for "cause";
(iv) one year after termination of employment with the Company or a parent or subsidiary because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while in the employ of the Company or a parent or subsidiary, (b) within three months after termination of employment with the Company or a parent or subsidiary, or (c) within one year after employment with the Company or a parent or subsidiary is terminated due to disability. However, the Committee may provide different exercise expiration periods with respect to NQSOs granted under the 1996 Stock Option Plan.

AMENDMENT AND TERMINATION

   The Board of Directors of the Company may amend or terminate the 1996 Stock Option Plan at any time, provided that (i) no amendment may be effected without the consent of the optionees if such amendment would affect in any way the rights of such optionees under the 1996 Stock Option Plan, and (ii) no amendment may be effected without the prior approval of the stockholders of the Company if
(A) the amendment would cause the applicable portions of the 1996 Stock Option Plan to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Code, (B) the amendment would materially increase the benefits accruing to participants under the 1996 Stock Option Plan, (C) the amendment would materially increase the number of securities which may be issued under the 1996 Stock Option Plan, (D) the amendment would materially modify the requirements as to eligibility for participation in the 1996 Stock Option Plan, or (E) the amendment would modify the material terms of the 1996 Stock Option Plan within the meaning of regulations under Section 162(m) of the Code.

   The 1996 Stock Option Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding Option granted under the 1996 Stock Option Plan or (ii) the last date upon which Options may be granted under the 1996 Stock Option Plan, February 14, 2006, subject to its earlier termination by the Board at any time.

CHANGE OF CONTROL

   For purposes of the 1996 Stock Option Plan, the term "Change of Control" is defined to mean any one of the following events:

   (i) The acquisition by a Person (including "affiliates" and "associates" of such Person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the Person the actual or beneficial owner of greater than 50% of the Common Stock, but only if such acquisition occurs without approval or ratification by a majority of the members of the Board prior to such acquisition; or

   (ii) Any sale, lease, transfer, exchange, mortgage, pledge or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company or of any "parent" or "subsidiary" of the Company to a Person described in subsection (a) above, but only if such transaction occurs without approval or ratification by a majority of the members of the Board.

ADJUSTMENTS

   In the event of changes in the number of outstanding shares of the Common Stock by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate and equitable adjustment will be made by the Committee to the number and kind of shares subject to Options granted under the 1996 Stock Option Plan, and to the number and kind of shares remaining available for the granting of Options.

   Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company that does not constitute a

Change of Control, the Committee, in its discretion, may declare that
(i) outstanding Options apply to the securities of the resulting corporation;
(ii) outstanding Options are nonforfeitable and fully exercisable or vested; and/or (iii) outstanding Options are nonforfeitable and fully exercisable or vested and are to be terminated after giving at least 30 days notice to all optionees. If the Company is dissolved, all of the rights of all optionees will become immediately nonforfeitable and exercisable through the date of dissolution.

FEDERAL INCOME TAX CONSEQUENCES

   The Company intends that part of the 1996 Stock Option Plan qualify as an incentive stock option plan and that any option granted in accordance with such portion of the 1996 Stock Option Plan qualify as an ISO, all within the meaning of Section 422 of the Code. The tax effects of any other stock option granted under the 1996 Stock Option Plan should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of Options.

   ISOs. An option holder has no tax consequences upon issuance or, generally, upon exercise of an ISO. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO.

   If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

   For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the immediately preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a NQSO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option's exercise) is considered exchanged under Section 1036 of the Code and the rulings thereunder; these new shares receive the same holding period and the same basis that the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder's holding period with respect to such shares commences upon exercise.

   An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSOs.

   Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

   There will be no tax consequences to the Company upon the issuance or, generally, upon the exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

   NQSOs. Neither the Company nor the option holder has income tax consequences from the issuance of NQSOs. Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

   If an option holder exercises a NQSO by paying the option price with previously acquired shares of Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

   The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

   LIMITATION ON COMPANY DEDUCTIONS. No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company whose annual salary and bonus exceeds $100,000, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of stock options. This deduction limitation does not apply to compensation that is
(1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee's gross income, and
(4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter. Currently, the Company does not have any covered employee to which this limitation would apply.

   Compensation attributable to a stock option will generally satisfy the limitation exception for performance-based compensation if the grant or award is made by a "compensation committee" (a committee composed of "outside" directors), the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Stock options granted under the 1996 Stock Option Plan may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options or rights.

   ERISA. The 1996 Stock Option Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The 1996 Stock Option Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) of the Code.

VOTE REQUIRED TO APPROVE PROPOSAL 3

   Approval of the proposed amendment to the 1996 Stock Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company represented and entitled to be voted at the Annual Meeting

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE AMENDMENT OF THE 1996 STOCK OPTION PLAN.


PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. to serve as independent accountants of the Company for the fiscal year ending December 31, 1997, and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Coopers & Lybrand L.L.P. has served as independent accountants of the Company since 1986 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the appointment.

   Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.


                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

   Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1998 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Huntsville, Alabama, on or before November 24, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal,
(vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.


             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

   The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                     By Order of the Board of Directors.



                                     Mark C. Smith
                                     Chairman of the Board and
                                     Chief Executive Officer


Huntsville, Alabama
March 26, 1997
                     ____________________________________


   The Company's 1996 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY                  COMMON STOCK
                                 ADTRAN, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned hereby appoints Howard A. Thrailkill, John R. Cooper and Claudia G. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of ADTRAN, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, to be held at the headquarters of the Company, 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, April 23, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED
PROPOSALS

1) Elect as directors the seven nominees listed below to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

    [_] FOR ALL NOMINEES listed below        [_] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary        for all nominees listed below.
         below).

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

    Mark C. Smith, Lonnie S. McMillian, Howard A. Thrailkill, O. Gene Gabbard, William L. Marks, Roy J. Nichols and James L. North

2) Approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, from 60,000,000 shares to 200,000,000 shares.

    [_] FOR      [_] AGAINST        [_] ABSTAIN

3) Approve an amendment to the ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan to increase the number of shares available for issuance from 488,100 shares to 2,488,100 shares.

    [_] FOR      [_] AGAINST        [_] ABSTAIN

4) Ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending December 31, 1997.

    [_] FOR      [_] AGAINST        [_] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE
          (Continued, and to be signed and dated, on the reverse side)
                        (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Charlene Little, Assistant Secretary of the Company, by executing and delivering to Ms. Little a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.


                                       ---------------------------------------
                                       Signature


                                       ---------------------------------------
                                       Signature, if shares held jointly


                                       Date:                             , 1997
                                             ----------------------------

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

       Do you plan to attend the Annual Meeting?    [_]  YES    [_]  NO